UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 13, 2011

Materion Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-15885	34-1919973
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

6070 Parkland Blvd., Mayfield Hts., Ohio		44124
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	216-486-4200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On September 13, 2011, Materion Corporation (the "Company") entered into an amendment (the "Amendment") to its $55 million Consignment Agreement, dated as of October 2, 2009, among the Company, certain of its subsidiaries, Canadian Imperial Bank of Commerce, and CIBC World Markets, Inc. (the "Metals Agreement"). The Amendment extends the maturity date under the Metals Agreement through September 30, 2012. In addition, the Amendment (a) eliminates silver as a metal eligible for future consignments, and (b) modifies the representations, warranties, covenants and events of default in the Metals Agreement so they conform to their parallel provisions in the Company’s new Amended and Restated Credit Agreement with JPMorgan Chase Bank, N.A., as administrative agent for itself and other lenders, that was entered into on July 13, 2011.

The Amendment is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing description of the Amendment is qualified in its entirety by reference to the full text of the document, which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

10.1 Amendment No. 6 to Consignment Agreement, dated as of September 13, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Materion Corporation

September 16, 2011	By:	Michael C. Hasychak

Name: Michael C. Hasychak
Title: Vice President, Secretary and Treasurer

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Exhibit Index

Exhibit No.	Description

10.1	Amendment No. 6 to Consignment Agreement, dated as of September 13, 2011